Exhibit 5.1

Carey Olsen Jersey LLP 47 Esplanade St Helier Jersey JE1 OBD Channel Islands T +44 (0)1534 888900 F +44 (0)1534 887755 E jerseyco@careyolsen.com

Our ref Your ref	GEC/KAT/1065189/0011/J24407074v2
Aptiv PLC 13 Castle Street St Helier Jersey JE1 1ES		December 18, 2024

Dear Sirs

Aptiv PLC (Jersey company number 156354) (the “Company”) – post-effective amendment pursuant to Rule 414 under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1

We have acted as the Company’s Jersey legal advisers in connection with a post-effective amendment (the “Post-Effective Amendment”) being filed pursuant to Rule 414 under the Securities Act, by the Company as the successor to Aptiv Irish Holdings Limited (formerly known as Aptiv PLC) (the “Predecessor Registrant”), to reflect a holding company reorganization (the “Reorganization”). This Post-Effective Amendment relates to the Registration Statements on Form S-8 filed by the Predecessor Registrant with the US Securities and Exchange Commission on each of February 9, 2012 (Registration No. 333-179448) and April 24, 2024 (Registration No. 333-278911) (the “Registration Statements”) for the purpose of registering ordinary shares of the Predecessor Registrant, par value $0.01 per share (the “Registered Shares”) for issuance under the Aptiv PLC 2015 Long-Term Incentive Plan (previously the Delphi Automotive PLC Long Term Incentive Plan) and the Aptiv PLC 2024 Long-Term Incentive Plan (together, the “Plans” and each a “Plan”).

1.2

The Reorganization was completed on December 17, 2024, pursuant to a court-sanctioned scheme of arrangement under Part 18A of the Companies (Jersey) Law 1991 (the “Scheme”), pursuant to which each ordinary share, par value $0.01 per share, of the Predecessor Registrant outstanding immediately prior to the effective time of the Scheme (the “Scheme Effective Time”) was exchanged automatically into one ordinary share, par value $0.01 per share, of the Company. As of the Scheme Effective Time, the Company assumed certain obligations of the Predecessor Registrant, including obligations with respect to the outstanding awards under the Plans, in each case, to enable the Company to offer and sell the securities listed in the Registration Statements on the same terms and conditions as the Predecessor Registrant prior to the Scheme Effective Time.

Carey Olsen Jersey LLP is registered as a limited liability partnership in Jersey with registered number 80.

BERMUDA  BRITISH VIRGIN ISLANDS  CAYMAN ISLANDS  GUERNSEY  JERSEY

CAPE TOWN HONG KONG LONDON SINGAPORE

Aptiv PLC

December 18, 2024

1.3

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Company has adopted the Registration Statements as its own registration statements except as amended by the Post-Effective Amendment, for all purposes of the Securities Act and under the Securities Exchange Act of 1934, as amended.

1.4

Under each Plan, the Company may from time to time grant awards, including in respect of Plan Shares (as defined below), to eligible employees, non-employee directors, consultants and other advisors of the Company or one of its subsidiaries (each, an award holder), and to provide such persons incentives and rewards for performance and/or service.

1.5	The Company has asked us to provide this Opinion in connection with the Post-Effective Amendment.

2.	Documents Examined

2.1	We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:-

2.1.1	a draft of the Post-Effective Amendment in the form in which it is to be filed with the US Securities and Exchange Commission;

2.1.2	the Registration Statements;

2.1.3	a copy of the written resolutions of the board of directors of the Company passed on December 5, 2024;

2.1.4	the Company’s certificate of incorporation and memorandum and articles of association as in force as at the date hereof; and

2.1.5	a consent to issue shares dated October 2, 2024 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958.

2.2	For the purposes of this Opinion, we have, with the Company’s consent, relied upon certificates and other independently verified such factual matters.

2.3	For the purposes of this Opinion, we have not:

2.3.1

examined any other document relating to the Plans or the Plan Shares (including, without limitation, any document incorporated by reference in, or otherwise referred to in, the Post-Effective Amendment); and

Aptiv PLC

December 18, 2024

2.3.2	undertaken any exercise that is not described in this Opinion and, in particular, we have not conducted any searches or enquiries in relation to the Company at any public office or registry in Jersey.

2.4	In this Opinion:

2.4.1

non-assessable means, in relation to any Plan Shares, that no further sum shall be payable by a holder of those Plan Shares in respect of the purchase price of those Plan Shares pursuant to an award made under a Plan; and

2.4.2

Plan Shares means ordinary shares of $0.01 each in the capital of the Company which are to be issued or transferred to an award holder pursuant to, or in connection with, an award made or to be made under a Plan.

2.5	In this Opinion, headings are for convenience only and do not affect its interpretation.

3.	Assumptions

3.1	For the purposes of giving this Opinion we have assumed:-

3.1.1

that the rules of each Plan have been properly adopted by the Company and that each Plan has been, and will at all times be, (i) operated in accordance with its rules and (ii) legal, valid, binding and enforceable in accordance with its terms;

3.1.2	that the Company’s board of directors (or a duly authorised committee thereof or a duly authorised person or persons appointed by the board of directors as an administrator in respect of each Plan):

(a)	will duly authorise and grant all future awards relating to Plan Shares; and

(b)	will resolve to satisfy all future awards relating to Plan Shares,

in a manner consistent with the board’s or committee’s or administrator’s (as the case may be) fiduciary duties and in accordance with the rules of each Plan and the Company’s articles of association;

3.1.3

that a meeting of the Company’s board of directors (or a duly authorised committee thereof or a duly authorised person or persons appointed by the board of directors as an administrator in respect of a Plan) has been, or will be, duly convened and held at which it was, or will be, resolved to allot and issue, or (where applicable) approve the transfer of, the Plan Shares to the relevant award holder;

3.1.4	that no allotment and issue of Plan Shares will result in:

(a)	a breach of any authority to allot ordinary shares conferred on the directors of the Company by the shareholders of the Company; or

Aptiv PLC

December 18, 2024

(b)	a breach of any pre-emptive or anti-dilution provision in the Company’s memorandum and articles of association; or

(c)	the number of shares reserved for issue under a Plan being exceeded; or

(d)	the authorised share capital of the Company being exceeded;

3.1.5	that all Plan Shares have been, or will be, duly allotted and issued and (where applicable) transferred, in accordance with the Company’s articles of association;

3.1.6

that prior consent of the Jersey Financial Services Commission pursuant to Article 4 of the Control of Borrowing (Jersey) Order 1958 (the “COBO Law”) will be obtained in connection with the issuance of awards under a Plan to persons who do not fall within the categories of persons set out at Article 6(1) of the COBO Law;

3.1.7

that the transferee of any Plan Share will have: (i) the capacity, power and authority; (ii) taken all necessary action; and (iii) obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding on it), to become the registered holder of that Plan Share in accordance with all applicable laws;

3.1.8	that all Plan Shares have been, or will be, duly allotted and issued and (where applicable) transferred, in accordance with the Company’s articles of association;

3.1.9	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

3.1.10	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

3.1.11

the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

3.1.12	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and

3.1.13	that no Plan Share shall be issued at a discount to its par value.

Aptiv PLC

December 18, 2024

4.	Opinion

As a matter of Jersey law and based on, and subject to, the assumptions and limitations set out in this Opinion, we are of the opinion that, in relation to the Plan Shares to be allotted and issued, or transferred, to an award holder under a Plan in settlement of the award holder’s award, upon the:

4.1	receipt in full by the Company of all amounts payable by the award holder under a Plan in respect of the award holder’s award; and

4.2	entry of the name of the award holder as the holder of those Plan Shares in the Company’s register of members, those Plan Shares will be validly issued, fully paid and non-assessable.

5.	Qualification

This Opinion is subject to any matter of fact not disclosed to us.

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2

This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3

We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4

We consent to the filing of a copy of this Opinion as Exhibits 5.1 to the Post-Effective Amendment and to reference to us being made in the paragraph of the base prospectus forming part of the Post-Effective Amendment headed “Validity of Securities”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP